                                                                     EXHIBIT 2.5

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                     CLOSING STATEMENT INFORMATION
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Property Name:    TELEGRAPH HILL APARTMENTS - ALBUQUERQUE, NEW MEXICO

Seller: FIRST CAPITAL INSURED REAL ESTATE LIMITED PARTNERSHIP, an Illinois limited partnership

Purchaser:        SECURITY CAPITAL PACIFIC TRUST, a Maryland real estate
                  investment trust

Proration Date:   10/14/96

Proration as of:  11:59 pm, MONDAY, OCTOBER 14, 1996

Closing Date:     10/15/96

Closing as of:    TUESDAY, OCTOBER 15, 1996

Tax Begin Date:   1/1/96

Tax End Date:     12/31/96

Month Begin Date  10/1/96

Month End Date    10/31/96

                               CLOSING STATEMENT
              TELEGRAPH HILL APARTMENTS - ALBUQUERQUE, NEW MEXICO

--------------------------------------------------------------------------------
SELLER: FIRST CAPITAL INSURED REAL ESTATE LIMITED PARTNERSHIP, an Illinois limited partnership

PURCHASER:                SECURITY CAPITAL PACIFIC TRUST, a Maryland real estate
                          investment trust

PRORATION DATE:           11:59 pm, MONDAY, OCTOBER 14, 1996

CLOSING (FUNDING) DATE:   TUESDAY, OCTOBER 15, 1996

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
                                                                                 CREDIT               CREDIT
                                                                              PURCHASER               SELLER
                                                                         ---------------     ----------------
PURCHASE PRICE                                                                                   8,100,000.00

EARNEST MONEY (held by Rio Grande Title Company, Inc.)                        100,000.00

INTEREST ON EARNEST MONEY                                                            POC

PRORATIONS
      REAL ESTATE TAXES [see Schedule A]                                       59,661.73
      RENT [see Schedule B]                                                    55,568.51
      SECURITY DEPOSITS [see Schedule B]                                       30,775.00
      SERVICE CONTRACTS [see Schedule C]                                          248.02
                                                                         ---------------     ----------------
      SUBTOTALS                                                               246,253.25         8,100,000.00

CASH AMOUNT DUE TO SELLER                                                   7,853,746.75
                                                                         ---------------     ----------------

      TOTAL CREDITS                                                         8,100,000.00         8,100,000.00
                                                                         ===============     ================

     [1]Purchaser agrees to remit to Seller Seller's proportionate share of October rental charges and all other rental charges referred to in
        Article 6 of the Purchase and Sale Agreement, upon collection.
     [2]To the extent there are amounts related to service contracts owed to or by the owner of the Property and such amounts are not ascertainable at the time of closing, the parties hereto agree to adjust and reprorate the credits set forth herein as they relate to such amounts.
     [3]Utility payments shall be directed to the parties for their respective periods of ownership based upon meter readings ordered for October 14, 1996. Seller shall receive a credit for the amount of deposits with utility companies that are transferable and that are assigned to Purchaser at the Closing.



APPROVED: SELLER                            APPROVED:  PURCHASER

FIRST CAPITAL INSURED REAL ESTATE           SECURITY CAPITAL PACIFIC TRUST
LIMITED PARTNERSHIP an Illinois
limited partnership

By: First Capital Financial Corporation,    By:
    a Florida corporation                        ------------------------------
    its General Partner                     Its:
                                                  -----------------------------

        By:
             -------------------------
        Its:
              ------------------------

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              TELEGRAPH HILL APARTMENTS - ALBUQUERQUE, NEW MEXICO

                          SOURCES AND USES STATEMENT

--------------------------------------------------------------------------------

                                    PURCHASER'S SOURCES & USES:
                                    ---------------------------

BALANCE OF CASH TO BE FUNDED BY PURCHASER                                                       7,853,746.75
                                                                                              ---------------

ADDITIONAL CASH OUTLAYS BY PURCHASER:

       RIO GRANDE TITLE COMPANY, INC.

             Settlement Fee to Rio Grande Title Company, Inc. (50% share)              791.72
             Survey, Mechanic's Lien and Deletion of No. 6 in Owner's Policy         3,944.00
             Title Insurance Binder to Rio Grande Title Company, Inc.                   25.00
             Recording Fees                                                              9.00
                                                                                --------------
                                                                                                    3,978.00

PURCHASER'S CLOSING COSTS                                                                           3,978.00
                                                                                              ---------------

AMOUNT TO BE WIRE TRANSFERRED BY PURCHASER                                                      7,857,724.75
                                                                                              ===============

-------------------------------------------------------------------------------------------------------------


                                    SELLER'S SOURCES & USES:
                                    ------------------------
EARNEST MONEY (held by Rio Grande Title Company, Inc.)                                            100,000.00
INTEREST ON EARNEST MONEY                                                                                POC
CASH AMOUNT DUE TO SELLER                                                                       7,853,746.75
                                                                                              ---------------
TOTAL SELLER'S  SOURCES                                                                         7,953,746.75
                                                                                              ---------------

ITEMS PAYABLE FROM SELLER'S PROCEEDS AT CLOSING:

       RIO GRANDE TITLE COMPANY, INC.

             Settlement Fee to Rio Grande Title Company, Inc. (50% share)              791.72
             Title Insurance to Rio Grande Title Company, Inc.                      23,854.00
             Special Assessments Search Fee                                             30.00
             UCC Search Fees                                                            35.06
                                                                                --------------

                                                                                                   24,710.78

       BROKER COMMISSION PAYABLE TO CB COMMERCIAL REALTY, INC.                                    100,000.00
       TAX ON BROKER COMMISSION                                                                     5,562.50
                                                                                              ---------------

TOTAL CASH OUTLAY BY SELLER                                                                       130,273.28
                                                                                              ---------------

BALANCE TO SELLER                                                                               7,823,473.47
                                                                                              ===============

                                   SCHEDULE A

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         TELEGRAPH HILL APARTMENTS - ALBUQUERQUE, NEW MEXICO
         PRORATION MADE AS OF: 11:59 pm, MONDAY, OCTOBER 14, 1996

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

PRORATE REAL ESTATE TAXES:
          1995 Bernalillo County #95-043035 - Total Taxes                                  75,257.34
          1995 Bernalillo County #95-204070 - Total Taxes                                     562.78
                                                                                      --------------
          Total 1995 Taxes                                                                 75,820.12
                                                                                      ==============

          Estimated 1996 Taxes                                                             75,820.12
                                                                                      ==============

                     Prorate 1996 Taxes:

          Estimated 1996 Taxes                                                             75,820.12
          Seller's Prorata Share of 1996 Taxes                288 /366days                    0.7869
                                                                                      --------------
          Seller's Share of 1996 Taxes                                                     59,661.73
                                                                                      ==============


          Total Credit Due to Purchaser                                                    59,661.73
                                                                                      ==============


     [1]Seller has paid the first and second installment of 1995 taxes and all  prior year taxes in full.
     [2]All  taxes are assessed based upon a calendar tax year.
     [3]Taxes are subject to reproration upon receipt of actual 1996 tax bills.